JOINT VENTURE AGREEMENT
                   -----------------------


     AGREEMENT made this 9th day of October, 2001, between AQUACELL TECHNOLOGIES, INC. ("AquaCell"), a Delaware corporation CORBETT WATER TECHNOLOGIES, INC., ("CORBETT
WATER"), a  Nevada corporation

     WHEREAS, AquaCell and Corbett Water, an 85% S&B
TECHNICAL subsidiary, are currently parties to a Distribution Agreement dated October 9, 2001, covering domestic marketing rights to certain of AquaCell's products, and

     WHEREAS, the parties wish to form a new corporation covering foreign marketing, distribution and manufacturing rights to those products under the name of S&B INTERNATIONAL
WATER TECHNOLOGIES, INC. ("S&B WATER")

     NOW THEREFORE, it is agreed:

I. FORMATION OF S&B WATER
-------------------------

1. The parties agree to form a new corporation, S&B WATER, which initially be owned 55% by S&B TECHNICAL, represented by an issuance of 27,500 shares of S&B WATER common stock; and 45% AquaCell, represented by an issuance of 22,500 shares of S&B Water common stock;
2. The parties agree that S&B WATER shall immediately open a checking account at a commercial bank wherein the working capital of the corporation shall be maintained. CORBETT WATER will advance $100,000 to S&B WATER to be paid to AquaCell for the rights conferred hereunder upon execution of this Agreement;
3. Except as specifically set forth herein the receivables and other assets of each party and the payables and liabilities of each party are not part of or subject to this Agreement.

II. OPERATION OF S&B WATER
--------------------------

1.   Bradford G. Corbett, Jr., shall be named President and
     Chief Executive Officer of S&B WATER and will have operational control over the functioning of S&B WATER including sole check signing authority;
2. The number of Directors of S&B WATER shall be four, consisting of two Directors appointed by each party hereto;
3. S&B WATER shall be assigned exclusive marketing, distribution, and manufacturing rights for all Global Water-AquaCell products in foreign jurisdictions (i.e. those not covered by the Distribution Agreement between Corbett Water and AquaCell) together with rights of first refusal on any and all products obtained by AquaCell from future acquisitions.
4.   S&B WATER will be issued 50% of the stock of AquaCell
     Media International, Inc., with the balance of the stock owned by AquaCell Media, Inc.

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5.   AquaCell and CORBETT WATER will split the profits of
     S&B WATER in proportion to their stock interest.
6. CORBETT WATER will advance working capital, as it deems necessary, for the operation of S&B WATER.
7. AquaCell will provide certain manufacturing equipment, as it deems necessary, to S&B WATER.

III. BOOKS
----------

1. Books of account for the performance of S&B WATER shall be kept and maintained at the corporate offices of S&B
     WATER. All books and records shall be open for inspection by any party at any time.

IV. LIMITS OF RELATIONSHIP
--------------------------

1. The relationship between the parties shall be limited to the performance of the obligations specifically undertaken herein. Nothing herein shall be construed to authorize either party to act as a general agent for the other party, or to permit either party to bid for or undertake any contracts for the other party.

V. TERM AND TERMINATION
-----------------------

1. This Agreement shall remain in effect for a period of five (5) years from the date hereof and thereafter shall be extended automatically on a year-to-year basis subject to the termination rights set forth herein. This Agreement is terminable at will by either party at the end of the initial five (5) year term, or at the end of any renewal term provided for herein, by giving written notice of termination to the other party at least ninety (90) days prior to the termination date of the Agreement or the termination of the then current renewal term.
2. Upon termination of this Agreement in any manner all manufacturing rights conferred hereunder shall revert back to AquaCell, all manufacturing shall immediately cease, and all equipment provided by AquaCell pursuant to paragraph II(7) above shall be returned to AquaCell, unless agreed other wise by AquaCell.

VI. NO ASSIGNMENT
-----------------

Neither this Agreement nor any interest herein may be assigned, pledged, transferred or hypothecated, without the prior written consent of the parties hereto.

VII. NONCOMPETITION; CONFIDENTIAL INFORMATION
---------------------------------------------

For so long as this Agreement shall be in effect and for a period for two (2) years thereafter:

1.   S&B TECHNICAL, CORBETT WATER and S&B WATER
     (collectively "S&B") shall not, directly or indirectly, be involved as owner, partner, shareholder, joint venturer, director, employee, or otherwise, in the conduct of any business that competes with AquaCell in the territory as defined in paragraph II.3 above.

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2.   S&B shall not solicit business from any of AquaCell's
     customers, except on behalf of and for the benefit of AquaCell, nor shall S&B solicit any of AquaCcll's employees or sales representatives for the purpose of being employed by S&B or by any party in which S&B is an owner or employee.

3. S&B acknowledges that certain information of AquaCell, such as AquaCell's sales manuals, price lists, customer lists and similar materials, are AquaCell's trade secrets and shall be and remain AquaCell's sole and exclusive property. S&B shall not disclose any such information to others and shall not use such confidential information in any way except in furtherance of its services on AquaCell's behalf.

4. S&B acknowledges that in the event of its breach, or threatened breach of any of the provisions of this paragraph, AquaCell's remedy at law would be inadequate, and that damages flowing from such breach would not readily be susceptible of being measured in monetary terms. Accordingly, upon S&B's violation or threatened violation of any of the foregoing provisions, AquaCell shall be entitled to immediate injunctive relief and may obtain a temporary re5training order in court restraining any threatened or further breach, notwithstanding the provisions of paragraph 8 regarding arbitration.

VIII. ARBITRATION
-----------------

    All disputes between AquaCell and CORBETT WATER arising from this Agreement shall be submitted by the parties to arbitration under the auspices of the American Arbitration
Association in accordance with its rules.

IX. NOTICES
-----------

All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent by certified mail, postage prepaid, or by facsimile transmission confirmed by first class mail, as follows:

If to CORBETT WATER:
--------------------

Brad Corbett, Jr.
CORBETT WATER TECHNOLOGIES, Inc.
1300 East Berry Street
Fort Worth, TX 76119

With a copy to:

John Brookman, Esq.
Brookman Law Firm
1300 East Berry Street, 4th Floor
Fort Worth, TX 76119

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If to AQUACELL:
---------------

James C. Witham
AquaCell Technologies
10410 Trademark Street
Rancho Cucamonga, CA 91730

With a copy to:

Harold W. Paul, Esq.
Paul & Rosen, LLP
420 Lexington Avenue
New York, New York 10017

or such other address as shall be furnished in writing by such party.

X. GOVERNING LAW
----------------

    This Agreement shall be governed by the laws of the State of Delaware.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.




AQUACELL TECHNOLOGIES, INC

   /s/ James C. Witham
By__________________________________________
       James C. Witham, CEO




CORBETT WATER TECHNOLOGIES, INC.

   /s/ Bradford G. Corbett, Jr.
By__________________________________________
       Bradford G. Corbett, Jr., President


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